EX-8.1
Exhibit 8.1

List of Subsidiaries as of February 10 2024:

Subsidiary Name	Country of Incorporation
Sistemas Globales S.A.	Argentina
IAFH Global S.A.	Argentina
Globers S.A.	Argentina
Dynaflows S.A.	Argentina
BSF S.A.	Argentina
Atix Labs S.R.L.	Argentina
KTBO S.A.	Argentina
Gut Agency S.R.L.	Argentina
eWave Holdings Pty. Ltd.	Australia
Nasko Trading Pty. Ltd.	Australia
Globant Bel LLC	Belarus
Commerce Lab LLC	Belarus
Globant Brasil Consultoria Ltda.	Brazil
IBS Integrated Business Solutions Consultoria Ltda.	Brazil
Global Digital Business Solutions em Tecnologia Ltda.	Brazil
Artech Informática Do Brasil Ltda.	Brazil
Nescara Ltda.	Brazil
Gut Agencia de Publicidade LTDA	Brazil
Iteris Holding Ltda.	Brazil
Iteris Consultoria e Software Ltda.	Brazil
eWave Bulgaria Ltd.	Bulgaria
Globant Canada Corp.	Canada
Gut Agency Toronto Inc.	Canada
Sistemas Globales Chile Asesorías S.p.A.	Chile
Zhongshan Yi Wei Technologies Limited	China
Sistemas Colombia S.A.S.	Colombia
Globant Colombia S.A.S.	Colombia
Agencia KTBO S.A.S.	Colombia
Adbid Latinoamerica S.A.S.	Colombia
Procesalab S.A.S.	Colombia
Sistemas Globales Costa Rica Limitada	Costa Rica
Vertic A/S	Denmark
Globant-Ecuador S.A.S.	Ecuador
Globant UK Ltd. (f.k.a. Sistemas UK Ltd.)	England & Wales
Cloudshiftgroup Ltd.	England & Wales
The Hansen Partnership Ltd.	England & Wales
Pentalog UK Ltd.	England & Wales
Gut Agency Ltd.	England & Wales

EX-8.1

Globant France S.A.S.	France
Pentalog France S.A.S.	France
Pentalog HR S.A.S.	France
Python Bidco S.A.S.	France
Globant Germany GmbH	Germany
Pentalog Deutschland GmbH	Germany
eWave Limited	Hong Kong
eWave Contracting Services (HK) Limited	Hong Kong
Globant India Pvt. Ltd.	India
Hansen Techsol Pvt. Ltd.	India
Sysdata S.p.A.	Italy
IAFH Globant IT México S. de R.L. de C.V. (f.k.a. Global Systems Outsourcing S. de R. L. de C.V.)	Mexico
Grupo Assa México Soluciones Informáticas S.A. de C.V.	Mexico
Advanced Research & Technology, S.A. de C.V.	Mexico
Appcentral S.A.P.I. de C.V.	Mexico
Agencia KTBO, S.A. de C.V.	Mexico
Contenidos Digitales KTBO, S.C.	Mexico
Adbid Latam MX S.A. de C.V.	Mexico
Pentalog México, S. de R.L. de C.V.	Mexico
Gut Agency Mexico City S.A. de C.V.	Mexico
Pentalog CHI S.R.L.	Moldova
Hansen Consulting B.V.	Netherlands
GUT Amsterdam B.V.	Netherlands
Globant Peru S.A.C.	Peru
Globant International Philippines Inc.	Philippines
Globant Poland Sp. Z.O.O. (f.k.a. Boticcino Sp. Z.O.O.)	Poland
Globant Portugal, Unipessoal Lda	Portugal
Globant IT Romania S.R.L. (f.k.a. Small Footprint S.R.L.)	Romania
Pentalog HR Romania S.R.L.	Romania
Pentalog Romania S.R.L.	Romania
Globant Arabia Limited	Saudi Arabia
Globant Singapore Pte. Ltd.	Singapore
Globant España S.A. (sociedad unipersonal)	Spain
Software Product Creation S.L.	Spain
Walmeric Soluciones S.L.	Spain
Sports Reinvention Entertainment Group S.L.	Spain
La Liga Content Protection S.L.	Spain
Augmented Coding Spain S.A.	Spain
eWave Ukraine Ltd.	Ukraine
Software Product Creation S.L. - Dubai Branch	United Arab Emirates
Globant, LLC	USA
Globant IT Services Corp.	USA

EX-8.1

Grupo Assa Corp.	USA
Augmented Coding US, LLC	USA
Genexus International Corp.	USA
ExperienceIT, LLC	USA
Pentalog Americas LLC	USA
Fair Talent Enterprise, LLC	USA
Gut Agency LLC	USA
Briteris LLC	USA
Sistemas Globales Uruguay S.A.	Uruguay
Difier S.A.	Uruguay
Genexus S.A.	Uruguay
Kurfur S.A.	Uruguay
Pentalog Vietnam Company Limited	Vietnam